EXHIBIT 23 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in the registration statements (No. 333-7012, No. 333-59714, No. 333-120882, No. 333-120883, No. 333-142092, No. 333-167317, No. 333-180904, No. 333-199560, No. 333-212705, No. 333-217483, No. 333-238319, No. 333-273601) on Form S-8 of T. Rowe Price Group, Inc. of our reports dated February 16, 2024, with respect to the consolidated financial statements of T. Rowe Price Group, Inc., and the effectiveness of internal control over financial reporting, which reports appear in the Form 10-K of T. Rowe Price Group, Inc. dated December 31, 2023. /s/ KPMG LLP Baltimore, Maryland February 16, 2024